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                                                                 EXHIBIT (d)(2)
                                                                 --------------

                        CONTRIBUTION AND VOTING AGREEMENT
                        ---------------------------------

         This Agreement is entered into effective May 11, 2001 by and among Eli
N. Futerman, Daniel J. Chessin, Glick LLC, a Nevada limited liability company (the Holding Company), and certain shareholders of Hahn Automotive Warehouse, Inc. (the Continuing Shareholders) listed on Schedule A attached hereto.

         WHEREAS, Futerman and Chessin have negotiated, on behalf of the Holding Company and the Continuing Shareholders, a transaction to take private the ownership of Hahn Automotive Warehouse, Inc. (the Company) in accordance with the term of the Merger Agreement dated April 6, 2001 between the Company and the Acquirers (as defined therein); and

         WHEREAS, the Merger Agreement contemplates that the Continuing Shareholders will retain their equity interests in the private company by virtue of their contribution to the Holding Company of the Company common stock owned by them; and

         WHEREAS, the Company has required that the Continuing Shareholders demonstrate their commitment to the consummation of the proposed merger by executing this Agreement.

         Now therefore, the parties hereto agree as follows:

         1. At or prior to the Closing of the Merger, the Continuing Shareholders shall each contribute to the Holding Company any and all shares of common stock of the Company, which they may own, beneficially or of record, at the time of such contribution.

         2. Each Continuing Shareholder shall, in exchange for making such contribution, receive non-voting membership units in the Holding Company. As a result, the Continuing Shareholders shall have no right to vote on matters of entity governance of the Holding Company, and acknowledge that all such matters shall be decided by the holders of the voting interests, who are Eli N. Futerman and Daniel J. Chessin.

         3. Each Continuing Shareholder agrees to vote any and all shares of Company common stock owned by it, at the Company shareholders meeting called for such purpose, in favor of the proposed Merger. The Holding Company likewise agrees to vote any and all shares of Company common stock owned by it in favor of the proposed Merger.

         4. Each Continuing Shareholder, and the Holding Company, hereby agrees not to dispose of or to acquire any additional shares of Company common stock prior to the earlier of the closing of the Merger or termination of the Merger Agreement,
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                  except for the contribution to the Holding Company
                  contemplated by this Agreement.

         In witness whereof, the parties have executed this Agreement to be effective as of May 11, 2001.

                             /s/ Eli N. Futerman
                             ------------------------------------
                             Eli N. Futerman
                             Individually and on behalf of his minor children

                             /s/ Daniel J. Chessin
                             ------------------------------------
                             Daniel J. Chessin

                             GLICK LLC

                             By: /s/ Daniel J. Chessin
                                 --------------------------------
                                 Daniel J. Chessin, Manager

                                 /s/ Eli N. Futerman
                                 --------------------------------
                                 Eli N Futerman, Manager

                             ESTATE OF MICHAEL FUTERMAN

                             /s/ Eli N. Futerman
                             ------------------------------------
                             Eli N. Futerman, Executor

                             MICHAEL FUTERMAN MARITAL TRUST

                             /s/ Eli N. Futerman
                             ------------------------------------
                             Eli N. Futerman, Trustee

                             /s/ Sara Futerman
                             ------------------------------------
                             Sara Futerman

                             /s/ Rina Chessin
                             ------------------------------------
                             Rina Chessin
                             Individually and On Behalf of Her Minor Children

                             /s/ Ira Jevotovsky
                             ------------------------------------
                             Ira Jevotovsky

                             /s/ Daphne Futerman
                             ------------------------------------
                             Daphne Futerman
                             Individually and On Behalf of Her Minor Children